FILED with the Florida Secretary of State on April 14, 1999.

                  Amended & Restated Articles of Incorporation
                                       of
                        Funds America Finance Corporation

     THE  UNDERSIGNED,   being  the  incorporator  of  Funds  America  Financial
Corporation, a Florida corporation organized on June 30, 1998 and assigned document number P98000058806 (hereinafter referred to as the "Corporation"), whose articles of incorporation were amended by me, as incorporator prior to the issuance of any capital stock on March 26, 1999, hereby amends and restates the articles of incorporation prior to the issuance of any capital stock, as permitted by Section 607.1006, Florida Statutes, as follows:

First:            Amendment

     The articles of incorporation of the Corporation are hereby repealed in their entirety and replaced by the articles of incorporation set forth in item Second below.

Second:  Restatement

     The following articles of incorporation, restating all previous and the foregoing amendments, are hereby adopted, effective as of their filing with the Secretary of State of the State of Florida:

                                   WITNESSETH:

                                    ARTICLE I
                                      NAME

 The name of the Corporation is:

                       "Funds America Finance Corporation"


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

                                   ARTICLE II
                                    DURATION

     This Corporation shall have perpetual existence commencing on the date of the filing of these Articles of Incorporation with the Department of State of Florida.


                                   ARTICLE III
                                    PURPOSES

     This Corporation is organized for the purpose of transacting any and all lawful business.


                                   ARTICLE IV
                                  CAPITAL STOCK

     This Corporation is authorized to issue 25,500,000 shares, one mill par value, which shall be designated as common stock.

                                    ARTICLE V
                        QUORUM FOR STOCKHOLDERS MEETINGS

     Unless otherwise provided for in the Corporation's Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of stockholders.


                                   ARTICLE VI
         INITIAL REGISTERED OFFICE, REGISTERED AGENT & PRINCIPAL ADDRESS

6.1 Registered Office & Registered Agent,

     The street address of the initial registered office of this Corporation is 2501 East Commercial Boulevard, Suite 210; Fort Lauderdale, Florida 33308, and the name of the initial registered agent of this corporation at such address is Mark Sand.

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


6.2 Principal Office & Mailing Address

   (1) The Corporation's initial principal office and principal mailing address will be at 2501 East Commercial Boulevard, Suite 210; Fort Lauderdale, Florida 33308.

   (2) The Corporation's initial telephone number will be (954) 733-7777, its initial fax number will be (954) 489-0500 and its initial e-mail address shall be mojolive@aol.com.


                                   ARTICLE VII
                           INITIAL BOARD OF DIRECTORS

   (1)    This Corporation shall have two Directors initially.

   (2) The number of Directors may be either increased or diminished from time to time in the manner provided in the Bylaws, but shall never be less than one.

   (3) The name and address of the initial Directors of the corporation are as follows:

                               Charles Scheuerman
 5741 Northeast 18th Avenue, Apartment One; Fort Lauderdale, Florida 33334; and

                                    Mark Sand
           5555 North Ocean Boulevard; Fort Lauderdale, Florida 33308.

   (4) The Corporation's Board of Directors is hereby authorized, without prior stockholder approval, to amend these Articles of Incorporation, from time to time, in order to effect splits or reverse splits of the Corporation's common or preferred stock; change the name of the Corporation; and, such other matters as may be otherwise permitted under then applicable laws of the State of Florida.

                                  ARTICLE VIII
                                  INCORPORATORS

     The name and addresses of the Corporation's incorporator is:

                                    Mark Sand
    2501 East Commercial Boulevard, Suite 210; Fort Lauderdale, Florida 33308



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

                                  ARTICLE IX
                                 INDEMNIFICATION

     The Corporation shall indemnify its Officers, Directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, to the fullest extent permitted under Florida law existing now or hereinafter enacted.


                                    ARTICLE X
                        LIMITATION ON STOCKHOLDER ACTIONS

    (1) Stockholders shall not have a cause of action against the Corporation's Officers, Directors or agents as a result of any action taken, or as a result of their failure to take any action, unless deprivation of such right is deemed a nullity because, in the specific case, deprivation of a right of action would be impermissibly in conflict with the public policy of the State of Florida.

    (2) No stockholder may assert a derivative cause of action on behalf of the Corporation, rather, any claims that would give rise to derivative causes of action shall be submitted in writing, specifying the nature of the cause of action and providing all evidence associated with such claim, to a special committee of the Board of Directors comprised of members who do not also serve as officers of the Corporation and are not reasonably involved with the subject cause of action, or if no such directors are serving, to legal counsel designated by the Corporation in which no attorney holds shares of the Corporation's securities, holds any office or position with the Corporation or is related by marriage or through siblings, parents or children to any officer or director of the Corporation, and the decision to litigate, or not to litigate by such special committee or special counsel shall be binding on the Corporation and the submitting stockholder or stockholders; unless the foregoing procedure has not been followed within 90 days after completion of the submission by the subject stockholder.

     (3) The fact that this Article shall be inapplicable in certain circumstances shall not render it inapplicable in any other circumstances and the Courts of the State of Florida are hereby granted the specific authority to restructure this Article, on a case by case basis or generally, as required to most fully give legal effect to its intent.


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



                                   ARTICLE XI
                             AFFILIATED TRANSACTIONS

     This Corporation shall not be subject to the restrictions or requirements for affiliated transactions imposed by Sections 607.0901, Florida Statutes, as permitted by the waiver provisions of Section 607.0901(5)(b) thereof.

*                                       *                               *


     IN WITNESS WHEREOF, I have subscribed my name this 12th day of April, 1999.

                                 /s/ Mark Sand
                           ---------------------------
                                    Mark Sand
                                  Incorporator


                               REGISTERED AGENT'S
                 CONFIRMATION OF PRIOR ACCEPTANCE OF APPOINTMENT

     Having been previously named as registered agent to accept service of process for Funds America Finance Corporation, at the place designated in this certificate, I hereby confirm acceptance of the appointment as registered agent and agree to act in this capacity. I hereby further agree to comply with the provisions of all statutes relating to the proposer performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                                                        /s/ Mark Sand
April 12th, 1999                                   ____________________________
                                                           Mark Sand
                                                        Registered Agent

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